UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-7459	34-0514850
(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street Akron, Ohio	44333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

Item 5.               Other Events

     On September 30, 2002, A. Schulman, Inc. (the “Company”) entered into that certain Amendment No. 2 to Rights Agreement, pursuant to which the Company appointed National City Bank, a national banking association, as successor Rights Agent under that certain Rights Agreement dated as of January 12, 1996 between the Company and Equiserve Trust Company, N.A. (f/k/a First Chicago Trust Company of New York). Such appointment of National City Bank shall be effective on October 4, 2002.

Item 7.             Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 4(c)	Amendment No. 2 to Rights Agreement dated as of September 30, 2002 between the Company, and National City Bank as successor Rights Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, A. SCHULMAN, INC. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Robert A. Stefanko Robert A. Stefanko Chairman and Executive Vice President – Finance and Administration

Dated: September 30, 2002